CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 (File Nos. 333-2654, 33-88686, and 333-67559) of our report dated February 9, 2000, relating to the financial statements which appear in Covenant Transport, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Knoxville, Tennessee
April 7, 2000